                                                           Exhibit (h)(8)(ii)(a)

                           AMENDMENT NUMBER TWO TO THE
                       TRANSFER AGENCY SERVICES AGREEMENT

     THIS AMENDMENT, dated as of the 1st day of March, 2001 is made to the Transfer Agency and Services Agreement (the "Agreement") dated as of the 9th day of November, 1998 between PIMCO Advisors L.P., (the "Administrator") and First Data Investor Services Group, Inc., n/k/a PFPC Inc. ("PFPC").


                                   WITNESSETH

     WHEREAS, the parties to the Agreement desire to amend the Agreement.

     NOW THEREFORE, the parties to the Agreements agree that as of the date first referenced above, the Agreements shall be amended as follows:

1. All references to "First Data Investor Services Group, Inc." and "Investor Services Group" are hereby deleted and replaced with "PFPC Inc." and "PFPC" respectively.

2. Section 3.1(c) is amended by adding the following to the end of that section:

     "During this Agreement, and at such times as the Administrator and/or the Funds determine that mailing services, outside those contemplated by this Agreement, including, but not limited to, annual report, semi-annual report and prospectus mailings, should be utilized, Administrator will solicit a bid from PFPC or its affiliates for the provision of any such mailing services. Taking into account price, technology, service and track record, the Administrator will recommend PFPC to the relevant Fund(s) following a good faith determination by the Administrator that PFPC's bid is competitive in comparison to that of similarly qualified competitors."

3. Section 14.1 is amended by deleting the last sentence in its entirety and replacing it with the following:

     "This Agreement shall continue in full force and effect through April 1, 2004 (the "Initial Term")."

4. Section 14.7 is hereby amended by adding the following to end of the first sentence:

     ", provided, however, the foregoing termination right shall apply only if
     (a) as a result of such acquisition, change of control, merger, or consolidation, the Fund is consolidated with or merged into another fund which is the surviving fund entity (the "Surviving Fund"); and (b) PFPC does not provide transfer agent services to the Surviving Fund.

5. Exhibit C of the Agreement is hereby deleted and replaced with the attached Revised Exhibit C.

     The Agreement, as previously amended and as amended by this Amendment, ("Modified Agreement") constitutes the entire agreement between the parties with respect to the subject matter thereof. The Modified Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter thereof. No officer, employees, servant or other agent of either party is authorized to make any representation, warranty, or other promises not expressly contained herein with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

PIMCO ADVISORS L.P.

By: /s/ Stephen J. Treadway

    -----------------------

Name: Stephen J. Treadway

      -------------------

Title: Exec. Vice President

       --------------------



PFPC INC.
(f/k/a First Data Investor Services Group, Inc.)

By: /s/ Michael DaNotrio

    --------------------

Name: Michael DaNotrio

      ----------------

Title: Vice Pres/Div Mgr.

       ------------------



Business Approval By: Susan M Fraser

                      --------------

Date: 3/14/01

      -------

Legal Approval By: A.A.

                   ----

Date: 3/13/01

      -------

                              Revised - SCHEDULE C
                              --------------------

                                  FEE SCHEDULE

A.   FEES
     ----

1.   Annual Per Account Fees:

     Networking Accounts (1,2,3,4):                      $ 5.95 per account
     Non-Networking Accounts:                            $13.75 per account
     Closed Accounts                                     $1.82 per closed account

2.   NSCC Fees:                                          No Charge

3.   DAZL:

     Base Product:                                       $17,000 set-up fee (Paid in Full)
                                                         No charge for transmission of transaction or
                                                         price records

     DAZL Direct/DAZL Interactive:                       $1,000 per month
              (Sungard and Charles                       $.025 per transaction record transmitted
              Schwab & Co.-- No Charge)                  $.015 per price record transmitted

4.   VRU                                                 $25,000 set-up fee (Paid in Full)
                                                         $ 6,000 year
                                                         $.23 per minute
                                                         S. 10 per call

5.   Cost Basis Forms:                                   No Charge

6.   DCXchange/sm/:                                      $4.00 per Plan Participant Account

7.  IMPRESSNet:
         Development Fees:                               $135.00 per hour
             Reviewing client network requirements and signing off on the requirements
             Recommending method of linking to the Web Transaction Engine
             Installing the network hardware and software
             Implementing the network connectivity
             Testing the network connectivity and performance
             Customized Development

        Transaction Fees:*
                  Account Inquiries:                 $.05 per inquiry (less
                                                     than) 50,000 inquiries per
                                                     month
                                                     $.035 per inquiry (more
                                                     than) 50,000 inquires per
                                                     month

                  Financial Transactions:            $.50 per trans (less than)
                                                     25,000 trans per month



* The parties hereto agree to review these fees annually to determine whether they should be increased, decreased, or not adjusted at all.

                              $.35 per trans (more than) 25,000 trans per month

8.       Fiduciary Fees (Retirement Plan account processing):         No Charge

9.       Lost Shareholder Search Reporting:           $2.75 per account search*
                  * the per account search fee shall be waived until June 2000 so long as the Administrator retains Keane Tracers, Inc. ("KTI") to provide KTI's "In-Depth Research Program" services.

10.      Programming Costs:

         (a)      Dedicated Team:

                  Programmer       $105,000 per annum
                  BSA              $ 89,250 per annum
                  Tester           $ 68,250 per annum

         (b)      System Enhancements (Non Dedicated Team):

                  Programmer                      $150.00 per hour

         The above Programming Costs are subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement.

11.      Print/Mail Fees.

         (a)      Standard Services.

                  Implementation Fee: $ 5000.00
                  -------------- ---
                                      $ 150.00/ hr. Multi-check and Non Standard

                  Testing Application or Data Requirements:
                  ------- ----------- -- ---- ------------
                      $3.00/fax to client or Record Keeper

                  Work Order: $15.00 per work order
                  ----------

                  Daily Work (Confirms):
                  ---------------------

                   Hand: $71/K with $75.00 minimum (includes 1 insert) $0.07/each additional insert
                   Machine: $42/K with $50.00 minimum (includes 1 insert)
                            $0.01/each additional insert

                  Daily Checks:
                  ------------
                   Hand: $91/K with $100.00 minimum daily (includes 1 insert) $0.08/each additional insert
                   Machine: $52/K with $75.00 minimum (includes 1 insert)

                           $0.01/each additional insert

         *   There is a $3.00 charge for each 3606 Form sent.


 Statements:
 ----------
         Hand: $78/K with $75.00 minimum (includes 1 insert) $0.08/each additional insert
                     $125/K for intelligent inserting
         Machine: $52/K with $75.00 minimum (includes 1 insert) $0.01 each additional insert
                     $58/K for intelligent inserting

Periodic Checks:
---------------
         Hand: $91/K with $100.00 minimum (includes 1 insert) $0.08/each additional insert
         Machine: $52/K with $100.00 minimum (includes 1 insert) $0.01/each additional insert

12B1/Dealer Commission Checks/Statements:
----------------------------------------
              $0.78/each envelope with $100.00 minimum

Spac Reports/Group Statements: $78/K with $75.00 minimum
-----------------------------

Listbills:    $0.78 per envelope with $75.00 minimum
---------

Printing Charges: (price ranges dependent on volumes)
----------------
              $0.08/per confirm/statement/page
              $0.10/per check

Folding (Machine): $18/K

Folding (Hand):    $.12 each
--------------

Presort Charge:    $0.277 postage rate
--------------
                   $0.035 per piece

Courier Charge:
--------------
              $15.00 for each on call courier trip/or actual cost for on demand

Overnight Charge:
----------------
              $3.50 per package service charge plus Federal Express/Airborne charge

Inventory Storage:
-----------------
              $20.00 for each inventory location as of the 15th of the month

     Inventory Receipt:    $20.00 for each SKU / Shipment
     -----------------

     Hourly work; special projects, opening envelopes, etc...:  $24.00 per hour
     -------------------------------------- -----------------

     Special Pulls: $2.50 per account pull
     -------------

     Boxes/Envelopes:      Shipping boxes                 $0.85 each
     ----------------
                           Oversized Envelopes            $0.45 each

    Forms Development/Programming Fee: $100/hr
    ---------------------------------

    Systems Testing:       $85/hr

    Cutting Charges:       $10.00/K
    ---------------

(b) Special Mailings.

This pricing for special mailings is based on appropriate notification (standard of 30 day minimum) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a maximum premium of 50% based on turn around requirements.

         Work Order: $30.00 per Work order
         ----------

         Daily Work (Confirms):
         ---------------------
            Hand:          $135.00 to create an admark tape
                           $10.00/K to zip +4 data enhance with
                           $125.00 minimum
                           $80.00/hr for any data manipulation
                           $6.00/K combo charge

         Admark & Machine Insert
         -----------------------
            #10, #11, 6x9
                           $62/K to admark envelope and machine insert
                           1 piece, with
                           $125.00 minimum
                           $2.50/K for each additional insert
                           $38/K to admark only with $75.00 minimum
                           $25.00/K hand sort
            9x12
                           $100/K to admark envelope and machine insert
                           1 piece, with
                           $125.00 minimum
                           $5.00/K for each additional insert
                           $38/K to admark only with $75.00 minimum
                           $0.08 for each hand insert

         Admark & Hand Insert
         --------------------
               #10, #11, 6x9
                                    $0.08 for each hand insert
                                    $25.00/K hand sort
               9x12
                                    $0.09 for each hand insert
                                    $25.00/K hand sort

         Pressure/Sensitive Labels:
         -------------------------
                      $0.32 each to create, affix and hand insert 1 piece, with a $75.00 minimum
                      $0.10 to affix labels only
                      $0.10 to create labels only

         Legal Drop:  $150.00/compliant legal drop per job and processing fees
         ----------

         Presort Fee: $0.035 per piece
         -----------

(c) Print Mail Standard Service and Special Mailings Pricing Discount. PFPC agrees to provide the Administrator with the following discounts which shall be applied on a monthly basis to the aggregate amount of Standard Service and Special Mailing charges invoiced with respect to the Funds, excluding taxes and postage:

        (i)   7% of the total invoice amount, excluding taxes and postage; and
        (ii) An additional 7.5% applied to the invoiced amount, excluding taxes and postage, after the discount set forth in Section (c)(i) above is applied.

(d)   Electronic Statement Presentment/1/.

        Set Up:        $150,000.00 (Waived)
        Storage:       $0.08 per page/image (Waived)
        Presentment:   $0.10 per statement presented

/1/ It is anticipated that Electronic Statement Presentment services, including ability to suppress print output, will be available in the 1st Quarter, 2002.


(e)   Digital Imaging.
        PDF image creation:     $ .03 per image
        Master CDR creation:    $225.00 per CD
        Duplicate CDR:          $ 175.00 per CD
        Server Storage:         $ .01 per image (This is the storage fee in
                                        lieu of CDR creation.)
        Data Processing:        $ .025 per image (Adhocs, data files,
                                        upload, file creation)

B.  MISCELLANEOUS
    -------------

1. Conversion Costs. All reasonable expenses associated with the movement of records and materials and the conversion thereof from the Fund's current transfer agent to PFPC shall be borne by PFPC.

2. Fee Credit. PFPC shall provide a monthly credit of $50,000 against the total monthly invoiced amount from PFPC with respect to all of the PIMCO affiliated mutual funds for which PFPC provides transfer agency services.

3. Cash Management Services. PFPC shall maintain various demand deposit accounts ("DDA's") with a third party cash management services provider in order to facilitate the services being provided by PFPC. PFPC agrees to assume responsibility for all fees charged by the cash management services provider, provided however, PFPC shall retain any and all investment income and/or related credits derived from maintaining such DDA's.

4. Except as otherwise set forth above, after December 31, 2003, PFPC may adjust the above fees once per calendar year, upon thirty (30) days prior written notice, in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted)-(1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Administrator's monthly fees (or since the Effective Date in the case of the first such adjustment).

5. Notwithstanding the fees set forth above, in the event the total annual revenue received by PFPC under this Agreement and the Other Agreement is less than $6,500,000.00, the above fees shall be modified as set forth below:

     (a)  Non-Networking Accounts:              $15.51 per account
          Closed Accounts:                      $ 2.07 per closed account

     (b) PFPC may immediately begin to impose the annual CPI Increase described in Section B. 4. above.

     (c) The Print/Mail Discount described in Section A. 11. (c)(ii) above shall no longer apply.